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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8, filed on October 4, 2000, pertaining to the stock option plans of Medical Manager Corporation, CareInsite, Inc., IVI Publishing, Inc., OnHealth Network Company, Interactive Ventures, Inc., and Healtheon/WebMD Corporation (currently known as WebMD Corporation), of our report dated February 29, 2000, with respect to the consolidated financial statements of Healtheon/WebMD Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Atlanta, Georgia
September 29, 2000